UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2011

Fonix Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23862 (Commission File Number)	22-2994719 (IRS Employer Identification No.)

387 South 520 West, Suite 110, Lindon, Utah  84042
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 553-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b).  On March 30, 2011, Mr. Gilbert Steedley and Mr. Barry Jordan each notified Fonix Corporation (the “Company”) that they would resign effective March 30, 2011 from their positions as members of the board of directors of the Company.  The Company expresses appreciation to Messrs. Steedley and Jordan for their valuable service.

With the resignations, the Company’s board of directors now consists of Mr. Roger D. Dudley, Mr. Von H. Whitby, and Mr. Steven G. Jones.

Item 8.01.            Other Events.

On April 15, 2011, the board of directors of the Company approved a plan to spin-off the Company’s subsidiary, Fonix Speech, Inc. (“Fonix Speech”).  Under the proposed spin-off, the Company’s common and preferred shareholders will receive shares in Fonix Speech proportional to their shareholdings in the Company.

Historically, the Company’s operations have been conducted through its two wholly-owned subsidiaries, Fonix Speech and Fonix GS Acquisition Co., Inc.

Fonix Speech provides value-added speech-enabling technologies, speech interface development tools, and speech solutions and applications, including automated speech recognition and text-to-speech that empower consumers to interact conversationally with information systems and devices.  Fonix Speech offers its speech-enabling technologies to markets for personal software for consumer applications including video games, e.Dictionaries and mobile navigation devices with GPS, wireless and mobile devices, computer telephony, and server solutions.

The Company’s directors believe the proposed spin-off will preserve the value of the speech and voice recognition assets and business of Fonix Speech for the shareholders of the Company.  They believe the Spin-off will permit the development of that business by facilitating separate audits of Fonix Speech, and future investment in Fonix Speech, in addition other benefits.

The spin-off plan includes the following:

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The filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form 10 under the Securities Exchange Act of 1934, for the purpose of registering the common stock of Fonix Speech and causing Fonix Speech to become subject to the information reporting requirements and other conditions of a reporting company under Exchange Act;

•	The assignment from the Company to Fonix Speech of certain liabilities of the Company primarily associated with the core technologies and speech products of Fonix Speech;

•	The settlement by the Company or Fonix Speech of other obligations of the Company; and

•	The distribution to the common and preferred shareholders of the Company, on a pro rata basis, of all outstanding shares of common stock of Fonix Speech.

The distribution date for the delivery of shares of Fonix Speech to be issued in the spin-off has not been determined, and is subject to the satisfaction of a number of conditions, including the following:

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The Form 10 shall have been filed with the Commission, and an information statement satisfying the requirements of the Commission shall have been filed with the Commission and mailed to all common and preferred shareholders of the Company;

•	All government approvals and other necessary consents shall have been obtained;

•	Certain waivers and releases of rights, or settlements of claims, shall have been obtained from certain creditors and preferred shareholders of the Company; and

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No events or developments shall have occurred that, in the discretion of the board of directors of the Company, would prohibit the distribution, or would result in the distribution not being in the best interests of the Company, its shareholders and creditors.

Even if the foregoing conditions are satisfied, the Company and Fonix Speech may agree to amend or abandon any and all terms of the proposed distribution at any time prior to the distribution.  Accordingly, there can be no assurance that the proposed spin-off will take place.

If the spin-off is completed, it is anticipated that Fonix Speech will be a separate public reporting company, and that Fonix Speech will take steps to have its shares quoted in an over-the-counter market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fonix Corporation

By:	/s/ Roger D. Dudley
Roger D. Dudley, CEO

Date:  April 18, 2011